                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                                    ________


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                                 APRIL 7, 1997
                                 -------------
                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)



                            PRECISION SYSTEMS, INC.
                            -----------------------
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)



        DELAWARE                     0-20068                    41-1425909
        --------                     -------                    ----------
  (STATE OR OTHER JURIS.           (COMMISSION                (IRS EMPLOYER
     OF INCORPORATION)             FILE NUMBER)             IDENTIFICATION NO.)


11800 30TH COURT NORTH
ST. PETERSBURG, FLORIDA                                             33716
-----------------------                                             -----
(ADDRESS OF PRINCIPAL                                             (ZIP CODE)
 EXECUTIVE OFFICES)



                                 (813) 572-9300
                                 --------------
                        (REGISTRANT'S TELEPHONE NUMBER,
                              INCLUDING AREA CODE)

ITEM 5.  OTHER EVENTS.

         On April 7, 1997, Precision Systems, Inc. (the "Company") issued 4,500 shares of Series B Preferred Stock ("Preferred Stock") and warrants to purchase up to 450,000 shares of Common Stock ("Warrants") to RMS Limited Partnership, a Nevada limited partnership ("RMS"), Primwest Holding, N.V., a corporation organized under the laws of the Netherlands Antilles ("Primwest") and Vulcan Ventures Incorporated, a Washington corporation ("Vulcan") for an aggregate purchase price of $4,500,000.

         A cumulative dividend of 8% per annum will be payable quarterly, when and as declared by the Board of Directors, with respect to the Preferred Stock. Such dividend will be payable prior to the payment of any dividends (other than stock dividends) payable to holders of Common Stock. Interest will accrue on unpaid dividends at a rate of 8% per anum, beginning on January 1, 1998. Holders of the Preferred Stock have no voting rights and have no board representation. The Preferred Stock will be subordinate to the outstanding Series A Preferred Stock and will have a liquidation preference equal to the purchase price therefor (the "Purchase Price").

         The Company will have the right to require that shares of Preferred Stock be exchanged for shares of securities which may be offered by the Company to third parties prior to December 31, 1997 (the "Conversion Securities"). The number of Conversion Securities issued in exchange for the Preferred Stock shall be determined by dividing the sum of the Purchase Price plus any accumulated and unpaid dividends on the Preferred Stock by the price per share or unit at which the Conversion Securities are sold to a third party. The Company's right to require such exchange shall expire on December 31, 1997.

         In the event shares of Preferred Stock remain outstanding on December 31, 1998, such shares shall become convertible at the option of the holder thereof into that number of shares of Common Stock equal to the quotient realized by dividing (i) the sum of the Purchase Price and any accumulated and unpaid dividends plus interest thereon by (ii) the average bid closing price for the Company's Common Stock during the ten trading days prior to the closing date of the sale of the Preferred Stock. The conversion price is subject to adjustment for certain deemed issuances of additional shares of Common Stock.

         The foregoing is a description of certain of the features of the Preferred Stock which description is qualified in its


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

entirety by reference to the Certificate of Designations attached hereto as
Exhibit 4.1.

          Each Warrant will have an exercise price equal to $6.0938 which represents: (i) the current market price of the common stock as determined by the closing price of the common stock on the Nasdaq Stock Market on the day prior to the date of closing; plus (ii) a 25% premium. Each Warrant will be exercisable at any time during the five-year period commencing twelve (12) months after the date of issuance. The exercise price and number of shares issuable upon exercise of Warrants will be subject to adjustment in certain circumstances.

         The foregoing is a description of certain of the features of the Warrants which description is qualified in its entirety by reference to the Warrant Certificate attached hereto as Exhibit 4.2.

         Purchasers of the Preferred Stock will have demand and "piggyback" registration rights with respect to shares of Common Stock issuable upon the exercise of each Warrant and upon conversion of the Preferred Stock by the holder.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)     Financial statements of businesses acquired.

                 Not applicable.

         (b)     Pro forma financial information.

                 Not applicable.

         (c)     Exhibits.

                 NUMBER           DESCRIPTION
                 ------           -----------
                   4.1            Certificate of Designations of Preferred Stock filed on April 7, 1997.

                   4.2            Form of Warrant Certificate.

                   4.3            Form of Subscription Agreement

                  20.1            Press Release of Precision Systems, Inc. dated April 8, 1997.


                                    - 3 -

ITEM 9.

         On April 7, 1997, the Company sold 1,500 shares of Series B Convertible Redeemable Preferred Stock and a warrant to purchase up to 150,000 shares of Common Stock to Primwest pursuant to Regulation S promulgated pursuant to the Securities Act for aggregate consideration of $1,500,000. See Item 5 of this Form 8-K, incorporated in this Item 9, for the terms of conversion for the Preferred Stock and the terms of exercise of the Warrants.





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


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        PRECISION SYSTEMS, INC.



Date: April 25, 1997                     By:  /s/ STEVE GRANT
                                             ---------------------------------
                                             By:  Steve Grant
                                             Its: Chief Financial Officer





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                                 EXHIBIT INDEX

NUMBER   DESCRIPTION                                                              PAGE
------   -----------                                                              ----
  4.1    Certificate of Designations of Preferred Stock
         filed on April 7, 1997.

  4.2    Form of Warrant Certificate.

  4.3    Form of Subscription Agreement

  20.1   Press Release of Precision Systems, Inc. dated
         April 8, 1997.





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